Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 27, 2025, is entered into by and among Ferrellgas, L.P., a Delaware limited partnership (the “Company”), the Guarantors party hereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and collateral agent for the Lenders (the “Agent”), and the Lenders and Issuing Lenders party hereto.

R E C I T A L S

A.The Company, the Guarantors, the Agent, the Issuing Lenders and the Lenders party thereto immediately prior to the date hereof (the “Existing Lenders”) are parties to that certain Credit Agreement dated as of March 30, 2021 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended by this Amendment and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Existing Lenders and Issuing Lenders have made certain credit available to and on behalf of the Company.

B.The Company has requested an extension of the maturity of, and an increase of, the Revolving Commitments and certain other modifications and amendments to the Existing Credit Agreement.

C.Each financial institution identified on the signature pages hereto as a “New Lender” (collectively, the “New Lenders” together with the Existing Lenders, the “Lenders”) intends to become a party to the Credit Agreement as a Lender and certain Existing Lenders have agreed to assign and reallocate at par a portion of their Revolving Commitments to each New Lender as further described in this Amendment.

D.Subject to the terms and conditions set forth herein, the Agent, the Lenders and Issuing Lenders are willing to agree to the amendments to the Existing Credit Agreement pursuant to the terms set forth herein.

E.NOW, THEREFORE, to induce the Agent, the Lenders and Issuing Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement.  Unless otherwise indicated, all article, exhibit, section and schedule references in this Amendment refer to articles, exhibits, sections and schedules of the Credit Agreement. The interpretation provisions specified in Section 1.3 of the Credit Agreement also apply to this Amendment, mutatis mutandis.

Section 2.Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, upon the occurrence of the Seventh Amendment Effective Date (as defined below):

2.1.The Existing Credit Agreement (including the Schedules but excluding the Appendices and Exhibits thereto except as otherwise set forth in Section 2.2 below) is hereby amended to read as reflected on Exhibit A attached hereto.

2.2.Exhibit B to the Existing Credit Agreement is hereby amended to read as reflected on Exhibit C attached hereto.

Section 3.New Lenders; Reallocation of Revolving Commitments.  The New Lenders and the Existing Lenders hereby agree, and the Agent, Issuing Lenders and the Company hereby consent, to (a) the New Lenders becoming party to the Credit Agreement as Lenders and (b) the assignment and reallocation at par of the Existing Lenders’ respective Revolving Commitments, Revolving Usages, Revolving Exposures and participations in Letters of Credit (the “Assigned Interests”) such that after giving effect to such actions the Revolving Commitment for each Lender shall equal those reflected on Appendix A hereto, which appendix shall replace and supersede Appendix A to the Existing Credit Agreement, and ratable changes shall be made to Pro Rata Share, Revolving Commitments, Revolving Usages, Revolving Exposures and participations in Letters of Credit. With respect to the foregoing assignments and reallocations, upon the Seventh Amendment Effective Date, each New Lender shall be deemed to have acquired at par its portion of the Assigned Interests allocated to it pursuant to the terms of an Assignment Agreement as if each such New Lender had executed an Assignment Agreement with respect to such assignment and reallocation of Assigned Interests and such assignments and reallocations shall otherwise occur upon the Seventh Amendment Effective Date pursuant to mechanics reasonably determined by the Administrative Agent. Notwithstanding anything to the contrary herein or in any other Loan Document, for purposes of Section 10.5 of the Credit Agreement, each New Lender shall be deemed to be a Lender as of the Seventh Amendment Effective Date.

Section 4.Conditions Precedent.  This Amendment shall become effective upon the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.4 of the Credit Agreement) (such date, the “Seventh Amendment Effective Date”).

4.1.Execution and Delivery.  The Agent shall have received from the Company, the Guarantors, each Issuing Lender and all of the Lenders (including each New Lender) counterparts (in such number as may be requested by the Agent) of this Amendment signed on behalf of each such Person.

4.2.Organizational Documents; Incumbency.  The Agent shall have received (a) copies of certificates of incorporation or formation, certified as of a recent date by the appropriate governmental official, each dated the Seventh Amendment Effective Date or a recent date prior thereto, of each Loan Party and copies of other Organizational Documents of each Loan Party, certified by an officer or authorized signatory of such Loan Party (or its general partner, as applicable) as being true copies in full force and effect; (b) signature and incumbency certificates of the officers or authorized signatories of such Person executing this Amendment; (c) resolutions of the Board of Directors or similar governing body of each Loan Party or its general partner or member approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, certified as of the Seventh Amendment Effective Date by an officer or authorized signatory of the applicable Loan Party (or its general partner, as applicable) as being in full force and effect without modification or amendment; and (d) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Seventh Amendment Effective Date; and (e) such other documents as the Agent may reasonably request.

4.3.Opinion of Counsel to Loan Parties.  The Agent and the Lenders shall have received a favorable written opinion of Bracewell LLP, counsel for the Loan Parties, as to such matters as the Agent may reasonably request, dated the Seventh Amendment Effective Date and otherwise in form and substance reasonably satisfactory to the Agent.

4.4.Solvency Certificate.  On the Seventh Amendment Effective Date, the Agent shall have received a solvency certificate executed by an officer or authorized signatory of Company (or an officer or authorized signatory of the General Partner on behalf of the Company), dated the Seventh Amendment Effective Date and addressed to the Agent and Lenders, and in form, scope and substance reasonably satisfactory to the Agent, which solvency certificate shall certify that after giving effect to the consummation of the transactions contemplated by this Amendment, Company and its Subsidiaries are and will be Solvent.

4.5.No Default.  As of the Seventh Amendment Effective Date, no event shall have occurred and be continuing or would result from the consummation of this Amendment that would constitute a Default or Event of Default.

4.6.Representations and Warranties. As of the Seventh Amendment Effective Date, the representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to the Agent or any Lender pursuant hereto or thereto on or prior to the Seventh Amendment Effective Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

4.7.No Litigation.  There are no Adverse Proceedings, either individually or in the aggregate, that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect.

4.8.Officer’s Certificate.  The Agent shall have received a certificate from an Authorized Officer or authorized signatory of the Company (or of the General Partner on behalf of the Company) dated the Seventh Amendment Effective Date certifying that conditions in Sections 4.5, 4.6, 4.7, 4.10 and 4.12 hereof are satisfied.

4.9.Payment of Fees and Expenses.  (a) The Agent shall have received, for the ratable benefit of each Lender, the consent fees payable pursuant to that certain fee letter, dated September 26, 2025, by and between JPMorgan and the Company and (b) the Agent and the Lenders shall have received all other fees and amounts due and payable on or prior to the Seventh Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Company under the Credit Agreement.

4.10.Governmental Authorizations and Consents; Eddystone Settlement.  Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Amendment and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. Neither the General Partner nor Company or any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations or covenants or contained in connection with the Eddystone Settlement, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.11.[Reserved].

4.12.No Material Adverse Effect.  Since July 31, 2025, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.13.Lien Searches. The Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.2 of the Credit Agreement or discharged effective on or prior to the Seventh Amendment Effective Date.

4.14.Bank Regulations.  The Agent and each Lender (including any New Lender) shall have received all documentation and other information that is required by bank regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, for each Loan Party, in each case no later than five (5) days prior to the Seventh Amendment Effective Date to the extent reasonably requested by the Lenders (including any New Lender) at least ten (10) days in advance of the Seventh Amendment Effective Date. To the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Seventh Amendment Effective Date, the Agent and any Lenders (including any New Lender) who have provided a written request therefor shall have received a Beneficial Ownership Certification with respect to the Company.

4.15.Flood Diligence. Agent shall have received a life of loan flood hazard determination for each Material Real Estate Asset and to the extent a Material Real Estate Asset is a Flood Hazard Property, a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and the applicable Loan Party relating thereto and evidence of flood insurance as required by the Credit Agreement.

The Agent is hereby authorized and directed to declare this Amendment to be effective on the Seventh Amendment Effective Date when the Agent has received documents confirming or certifying, to the satisfaction of the Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by Section 10.4 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.Miscellaneous.

5.1.Confirmation.  The provisions of the Existing Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

5.2.Ratification and Affirmation. Each Loan Party hereby (a) acknowledges the terms of this Amendment and (b) ratifies and affirms (i) its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Obligations in accordance with the terms thereof, after giving effect to this Amendment.

5.3.Loan Document; No Waiver or Novation.  This Amendment shall for all purposes constitute a Loan Document. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as amended or otherwise modified by this Amendment. This Amendment does not constitute a novation of the Credit Agreement or any other Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents except as expressly provided herein.

5.4.Counterparts; Integration; Electronic Execution.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of (x) this Amendment, (y) any other Loan Document and/or (z) any Ancillary Document delivered in connection herewith that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

5.5.INTEGRATION; NO ORAL AGREEMENT.  THIS AMENDMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE AGENT OR THE LENDERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6.GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

5.7.Consent to Jurisdiction; Waiver of Jury Trial.  Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in their entirety.

5.8.Miscellaneous.  No failure or delay on the part of the Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amendment and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.9.Real Estate Post-Closing Obligations.  The Company shall within 90 days of the Seventh Amendment Effective Date or such later date as may be agreed by the Agent deliver to the Agent either:

(a) written or e-mail confirmation from local counsel in each jurisdiction in which any Material Real Estate Asset is subject to a Mortgage (other than any Material Real Estate subject to a Mortgage and located in a mortgage tax state) as of the Seventh Amendment Effective Date (a) substantially to the effect that (i) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the Lien created by such Mortgage as security for the Obligations, including the obligations evidenced by this Amendment and (ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording Taxes or similar Taxes are necessary or appropriate under applicable Law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Obligations, including the obligations evidenced by this Amendment; or

(b) (i) an amendment to each Mortgage or an amendment and restatement of each Mortgage (each, a “Mortgage Amendment,” collectively the “Mortgage Amendments”) duly executed and acknowledged by the applicable Loan Party, in form for recording in the applicable recording office in each case in form and substance reasonably satisfactory to the Administrative Agent and with respect to any existing Mortgage located in a mortgage tax state, the insured amount stated in such Mortgage shall be amended to reflect the current fair market value of the applicable Material Real Estate Asset;

(ii)          with respect to each Mortgage Amendment or any Material Real Estate Asset for which the fair market value has increased since the date of the existing title insurance policy, a date-down endorsement or similar title product to each existing title insurance policy insuring the Lien of each Mortgage (each a “Title Endorsement,” collectively, the “Title Endorsements”) (x) insuring that such Mortgage, as amended or amended and restated by such Mortgage Amendment (if applicable), is a valid and enforceable lien on such Material Real Estate Asset in favor of the Agent for the benefit of the Secured Parties free and clear of all Liens except Permitted Liens, (y) the liability amount under the corresponding title insurance policy shall be increased to reflect the current fair market value of the applicable Material Real Estate Asset and (z) otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(iii)          evidence reasonably acceptable to the Administrative Agent of payment by the Company of all premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Title Endorsements; and

(iv)          such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurer to issue the Title Endorsements.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:	FERRELLGAS, L.P.

	By:	Ferrellgas, Inc., its general partner

/s/ Tamria Zertuche
	Name:	Tamria Zertuche
	Title:	President and Chief Executive Officer

GUARANTORS:	FERRELLGAS, INC.

/s/ Tamria Zertuche
	Name:	Tamria Zertuche
	Title:	President and Chief Executive Officer

BLUE RHINO GLOBAL SOURCING, INC.

/s/ Tamria Zertuche
Name:	Tamria Zertuche
Title:	President and Chief Executive Officer

FNA CANADA, INC.

/s/ Tamria Zertuche
Name:	Tamria Zertuche
Title:	President and Chief Executive Officer

Signature Page to Seventh Amendment to

Credit Agreement

ADMINISTRATIVE AGENT, LENDER AND ISSUING LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Umar Hassan
	Name:	Umar Hassan
	Title:	Authorized Officer

Signature Page to Seventh Amendment to

Credit Agreement

LENDER AND ISSUING LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Steve Xing Su
	Name:	Steve Xing Su
	Title:	Vice President

Signature Page to Seventh Amendment to

Credit Agreement

LENDER:	CIBC BANK USA

	By:	/s/ Zach Strube
	Name:	Zach Strube
	Title:	Managing Director

Signature Page to Seventh Amendment to

Credit Agreement

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Sue Carol Sedillo
	Name:	Sue Carol Sedillo
	Title:	Authorized Signatory

Signature Page to Seventh Amendment to

Credit Agreement

LENDER AND ISSUING LENDER:	TRUIST BANK

	By:	/s/ Lincoln LaCour
	Name:	Lincoln LaCour
	Title:	Director

Signature Page to Seventh Amendment to

Credit Agreement

NEW LENDER:	TEXAS CAPITAL BANK

	By:	/s/ Casey Lowary
	Name:	Casey Lowary
	Title:	Managing Director

Signature Page to Seventh Amendment to

Credit Agreement

APPENDIX A

REVOLVING COMMITMENTS

Lender	Revolving Commitment	Pro Rata Share
JPMorgan Chase Bank, N.A.	$62,500,000.00	17.85714%
PNC Bank, National Association	$62,500,000.00	17.85714%
CIBC Bank USA	$62,500,000.00	17.85714%
Royal Bank of Canada	$62,500,000.00	17.85714%
Truist Bank	$62,500,000.00	17.85714%
Texas Capital Bank	$37,500,000.00	10.71430%
Total	$350,000,000.00	100.00000%

EXHIBIT A

CREDIT AGREEMENT

[Attached.]

EXHIBIT B

FORM OF INTERCREDITOR AGREEMENT

[Attached.]

EXHIBIT C

EXHIBIT B TO THE CREDIT AGREEMENT

[Attached.]